Ninth Supplemental Indenture Ninth Supplemental Indenture (this “Ninth Supplemental Indenture”), dated as of June 4, 2025, between Fidelity National Financial, Inc. (formerly known as Fidelity National Title Group, Inc.), a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association (the “Trustee”). WHEREAS, the Company and the Trustee entered into an Indenture (the “Original Indenture”), dated as of December 8, 2005, as supplemented by a First Supplemental Indenture (the “First Supplemental Indenture”), dated as of January 6, 2006, a Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of May 5, 2010, a Third Supplemental Indenture (the “Third Supplemental Indenture”), dated as of June 30, 2014, a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), dated as of August 13, 2018, providing for the issuance of the Company’s 4.500% Senior Notes due 2028 (the “2028 Notes”), a Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”), dated as of June 12, 2020, providing for the issuance of the Company’s 3.400% Senior Notes due 2030 (the “2030 Notes”), a Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”), dated as of September 15, 2020, providing for the issuance of the Company’s 2.450% Senior Notes due 2031 (the “2031 Notes”), a Seventh Supplemental Indenture (the “Seventh Supplemental Indenture”), dated as of September 17, 2021, providing for the issuance of the Company’s 3.200% Senior Notes due 2051 (the “2051 Notes”, and together with the 2028 Notes, the 2030 Notes and the 2031 Notes, the “Notes”), and an Eighth Supplemental Indenture (the “Eighth Supplemental Indenture”), dated as of April 22, 2024; WHEREAS, on November 9, 2006, the Company changed its corporate name from “Fidelity National Title Group, Inc.” to “Fidelity National Financial, Inc.”; WHEREAS, Section 8.2 of the Original Indenture provides that with the written consent of the Holders of a majority of the aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by or pursuant to a Board Resolution) and the Trustee may enter into an indenture or indentures supplemental hereto to add any provisions to or to change or eliminate any provisions of the Indenture or of any other indenture supplemental thereto or to modify the rights of the Holders of such Securities; WHEREAS, while the Company solicited and received the consent of each series of Notes to a redomestication proposal in April 2024 and executed the Eighth Supplemental Indenture, the Company delivered written notice to the Trustee on June 18, 2024 that the Consent Consideration had not been, and would not be paid pursuant to Section 3.01(b) thereof, resulting in the termination of the Eighth Supplemental Indenture; WHEREAS, the Company has solicited, and has received, upon the terms and subject to the conditions set forth in the Consent Solicitation Statement, dated as of May 28, 2025 (as the same may be supplemented, modified or amended, the “Consent Solicitation Statement”), consents (“Consents”) from Holders (the “Consent Solicitation”) of not less than a majority in aggregate principal amount of each series of the Notes at the time outstanding (the “Consenting Holders”) to the amendment of the Indenture as set forth in Section 2.01 hereof;

2 WHEREAS, in accordance with Section 8.2 of the Original Indenture, the Consenting Holders, by delivery of their Consents with respect to each series of the Notes, have permitted and approved any and all conforming changes, including conforming amendments, to the Original Indenture, each such series of the Notes and any related documents that may be required by, or as a result of, this Ninth Supplemental Indenture; and WHEREAS, all actions required to be taken by the Company under the Original Indenture to make this Ninth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done. NOW, THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed as follows: ARTICLE I DEFINITIONS Section 1.01 Definitions. (a) For the purposes hereof, the following definitions shall be inserted in Section 1.1 of the Original Indenture: “Redomestication” means the redomestication, by conversion, of the Company from a corporation organized under the laws of the State of Delaware to a corporation organized under the laws of the State of Nevada, as contemplated by the Proxy Statement. “Proxy Statement” means the Company’s definitive proxy statement, filed with the Commission on April 28, 2025, as the same may be supplemented, modified or amended. ARTICLE II AMENDMENTS Section 2.01 Amendments to the Original Indenture. (a) Section 9.4 (Corporate Existence) of the Original Indenture is hereby amended to add the following sentence after the end of the existing paragraph: “Notwithstanding anything in this Section 9.4, this Indenture or the Notes to the contrary, the Redomestication substantially as contemplated by the Proxy Statement shall be permitted and shall not be restricted by any covenant, term or condition hereof or thereof; after consummation of the Redomestication, all references to the Company or Fidelity National Financial, Inc. shall refer to Fidelity National Financial, Inc., a Nevada corporation which has continued in full force and effect the corporate existence of Fidelity National Financial, Inc., a Delaware corporation, in accordance with Nevada law and continues to be obligated under this Indenture and the Notes.” Section 2.02 Amendments to the Notes. The terms of each series of the Notes, including any securities in global form, are hereby amended to amend all provisions inconsistent with the amendments to the Original Indenture effected by this Ninth Supplemental Indenture.

3 Section 2.03 Conforming Changes. In accordance with Section 8.2 of the Original Indenture, the Consenting Holders, by delivery of their Consents with respect to each series of the Notes, permit and approve any and all conforming changes, including conforming amendments, to the Original Indenture, each series of the Notes and any related documents that may be required by, or as a result of, this Ninth Supplemental Indenture. ARTICLE III EFFECTIVENESS Section 3.01 Effectiveness; Conditions Precedent. (a) The Company represents and warrants that each of the conditions precedent to the amendment and supplement of the Original Indenture (including such conditions pursuant to Section 1.2 and 8.4 of the Original Indenture) have been satisfied in all respects. Pursuant to Section 8.2 of the Original Indenture, the Consenting Holders have consented to the amendment set forth in Section 2 hereof with respect to each series of the Notes and the Original Indenture and have authorized and directed the Trustee to execute this Ninth Supplemental Indenture. The Company and the Trustee are on this date executing this Ninth Supplemental Indenture, which will become effective on the date hereof. (b) The amendment set forth in Section 2 hereof shall become operative, and the terms of the Original Indenture and each of the Notes shall be amended as provided for in Section 2 above, upon written notice from the Company to the Trustee that this Ninth Supplemental Indenture is operative at a time immediately prior to the consummation of the Redomestication as set forth in such notice. If the Trustee receives written notice from the Company at any time following the date hereof that the Consent Consideration (as defined in the Consent Solicitation Statement) has not been, and will not be, paid in accordance with the terms of the Consent Solicitation Statement, this Ninth Supplemental Indenture shall terminate immediately without the amendment contained in Section 2 hereof becoming operative and without the need for further action hereunder or thereunder. ARTICLE IV MISCELLANEOUS Section 4.01 The Original Indenture, as amended hereby, is in all respects ratified and confirmed, and the terms and conditions thereof, as amended hereby, shall be and remain in full force and effect. The amendments to the Original Indenture set forth in this Ninth Supplemental Indenture shall apply only with respect to each series of the Notes. Section 4.02 The recitals contained in this Ninth Supplemental Indenture shall be taken as the statements of the Company, and the Trustee shall have no liability or responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Ninth Supplemental Indenture. Section 4.03 THIS NINTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF

4 CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Section 4.04 This Ninth Supplemental Indenture may be signed by manual or electronic signature in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Section 4.05 Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Original Indenture. [Remainder of This Page Intentionally Left Blank; Signature Page Follows]

[Signature Page to the Ninth Supplemental Indenture] IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed as of the date first written above. FIDELITY NATIONAL FINANCIAL, INC. By: Name: Michael L. Gravelle Title: Executive Vice President, General Counsel and Corporate Secretary THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee By: Name: Title: Glenn G. McKeever Vice President